UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 29, 2009
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation or
organization)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 (0)8 587 20 600
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 29, 2009 Autoliv, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter of 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales”, “operating working capital”, “net debt”, “leverage ratio” and “interest coverage ratio” which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP and management believes that these financial presentations provide useful supplemental information which is important to a proper understanding of the Company’s core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons for which management uses these figures see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01 Regulation FD disclosure; and

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated January 29, 2009 reporting Autoliv, Inc.'s financial results for the fourth quarter of 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
Date January 29, 2008	(Registrant)

/s/Lars A. Sjöbring Lars A. Sjöbring Vice President - Legal Affairs, General Counsel and Secretary